Exhibit 32.2

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Eureka Acquisition Corp (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhechen Wang, in the capacity and on the date indicated below, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 12, 2025

/s/ Zhechen Wang
Zhechen Wang
Chief Financial Officer (Principal Financial and Accounting Officer)